Exhibit (j)(3)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated October 25, 2018 in Post-Effective Amendment No. 74 to the Registration Statement (Form N-1A No. 333-181176) with respect to the financial statements and financial highlights of Victoryshares USAA Core Intermediate-Term Bond ETF (formerly USAA Core Intermediate-Term Bond ETF), Victoryshares USAA Core Short-Term Bond ETF (formerly USAA Core Short-Term Bond ETF), Victoryshares USAA MSCI Emerging Markets Value Momentum ETF (formerly USAA MSCI Emerging Markets Value Momentum Blend Index ETF), Victoryshares USAA MSCI International Value Momentum ETF (formerly USAA MSCI International Value Momentum Blend Index ETF), Victoryshares USAA MSCI USA Small Cap Value Momentum ETF (formerly USAA MSCI USA Small Cap Value Momentum Blend Index ETF), and Victoryshares USAA MSCI USA Value Momentum ETF (formerly USAA MSCI USA Value Momentum Blend Index ETF) as of August 31, 2018 and for the period from October 24, 2017 (commencement of operations) to August 31, 2018, included in the Annual Report (Form N-CSR) for 2018 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

January 24, 2020